UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 15, 2009

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant’s telephone number, including area code: (914) 272-8067

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, Ronald W. Tysoe, a member of the Board of Directors (the “Board”) of Retail Opportunity Investments Corp. (the “Company”) and Chair of the Compensation Committee, informed the Executive Chairman that he intends to resign from the Board and as Chair and member of the Compensation Committee, effective December 15, 2009.  Mr. Tysoe's decision to resign was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  The Board expects to appoint Laura H. Pomerantz as Chair of the Compensation Committee and to appoint Melvin S. Adess to the Compensation Committee.

The Company previously announced the Board elected Mark Burton to serve as a member of the Board and anticipated Mr. Burton would become a member of the Nominating and Corporate Governance Committee. At this time, the Company anticipates that Mr. Burton will become a member of the Board in June 2010 but will not become a member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Edward H. Meyer, Melvin S. Adess and Charles J. Persico. Prior to the effective date of Mr. Burton becoming a member of the Board, in order to ensure that the Board continues to be comprised of a majority of independent directors in accordance with applicable regulatory rules and the Company’s corporate governance guidelines, the Board expects to elect an additional individual, who will be determined to be an independent director under applicable regulatory rules and the Company’s corporate governance guidelines, to fill the vacancy resulting from Mr. Tysoe’s resignation.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on the current expectations and projections of the Company about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated:  December 21, 2009                                                  By:  /s/ John B. Roche
John B. Roche
Chief Financial Officer